                                                                              [Filed Pursuant to Rule 433]
Term Sheet

RALI Series 2007-QS9 Trust
Mortgage Pass-Through Certificates,
Series 2007-QS9

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor and Master Servicer

Deutsche Bank Trust Company Americas
Trustee

Greenwich Capital Markets, Inc.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE [ ].

This term  sheet is not  required  to,  and does not,  contain  all  information  that is  required  to be included in the prospectus and the prospectus  supplement for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

June 19, 2007

      Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         o        the related base prospectus,  dated April 9, 2007,  which provides general  information, some of which may not apply to the offered certificates;

         o        the term sheet  supplement,  dated April 11, 2007,  which provides  general  information about series of  certificates  issued  pursuant to the  depositor's QS program,  some of which may not apply to the offered certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations  regarding  the  mortgage  loans and the  parties to the  transaction,  and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-140610.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates in the related base prospectus or the term sheet  supplement,  you should rely on the description  in this term  sheet.  Capitalized  terms used but not defined  herein  shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                      COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

________________________________________________________________________________________________________
Mortgage Pool Characteristics RALI 2007-QS9_Greenwich
________________________________________________________________________________________________________

________________________________________________________________________________________________________
Mortgage Loan Type:                                                                 30-Year-Conventional
                                                                                        Fixed Rate
________________________________________________________________________________________________________
Aggregate Stated Principal Balance, excluding PO bond,  (+/- 10%):                        Approx.
                                                                                       $697,000,000
________________________________________________________________________________________________________
Gross Weighted Average Coupon (+/- 0.10):                                                  7.13%
________________________________________________________________________________________________________
Weighted Average Pass-Thru Rate:                                                           6.50%
________________________________________________________________________________________________________
Weighted Average Original Maturity (+/- 2 Month):                                       357 months
________________________________________________________________________________________________________
Weighted Average Loan-to-Value Ratio (+/- 5):                                               76%
________________________________________________________________________________________________________
California Concentration Maximum:                                                           45%
________________________________________________________________________________________________________
Full/Alt documentation (+/- 10):                                                            25%
________________________________________________________________________________________________________
Limited documentation  (+/- 10):                                                            75%
________________________________________________________________________________________________________
Rate/term refinance (+/- 15):                                                               25%
________________________________________________________________________________________________________
Cash out refinance (+/- 15):                                                                35%
________________________________________________________________________________________________________
Single Family Detached Maximum:                                                             85%
________________________________________________________________________________________________________
Condo/Coop (+/- 10):                                                                        8%
________________________________________________________________________________________________________
Second/Vacation Home (+/- 10):                                                              7%
________________________________________________________________________________________________________
Investor property (+/- 10):                                                                 20%
________________________________________________________________________________________________________
Weighted Average FICO (+/- 5):                                                              708
________________________________________________________________________________________________________
Interest Only Mortgage Loans Maximum:                                                       50%
________________________________________________________________________________________________________
Average Mortgage Loan Balance Maximum:                                                   $325,000
________________________________________________________________________________________________________
Conforming Balance Minimum:                                                                 55%
________________________________________________________________________________________________________
Prepayment Penalties Maximum:                                                               15%
________________________________________________________________________________________________________
Maximum Uninsured Mortgage Loans w/LTV ratio in excess of 80%:                              1%
________________________________________________________________________________________________________

The percentages  set forth in the tables above,  other than any weighted  averages,  are percentages of the aggregate  principal  balance of the actual  mortgage  loans to be  included  in the  mortgage  pool on the
Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual  mortgage loans to be included in the mortgage  pool on the Closing Date,  as of the Cut-off  Date,  after  deducting payments of principal due during the month of the Cut-off Date.

A  percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number  set forth for such  category  may vary in the  actual  mortgage  loans  included  in the mortgage pool on the Closing Date. For example the Aggregate  Stated Principal  Balance,  excluding the PO
Bond,  of the mortgage  loans  included in the mortgage  pool on the Closing Date, as of the Cut-off Date, after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  loans  included in the mortgage pool on the Closing Date.  For example,  the Full/Alt  Documentation  percentage  for the mortgage pool could vary from 15% to 35% of the aggregate  stated  principal  balance of the actual  mortgage  loans included in the mortgage  pool on the Closing Date, as of the Cut-off  Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

Underwriter:                        Greenwich   Capital   Markets,   Inc.   will   purchase  the  Class  A
                                    Certificates  (other  than the Class  A-V and Class A-P  Certificates)
                                    and  the  Class  R  Certificates  (other  than  a de  minimis  portion thereof)  on the  closing  date,  subject to the  satisfaction  of the conditions set forth in the underwriting agreement.

Cut-off Date:                       July 1, 2007.

Closing Date:                       On or about July 30, 2007.

Distribution Date:                  25th of each  month,  or the  next  business  day if such day is not a business day, commencing August 27, 2007.

Assumed Final
Distribution Dates:                 The  distribution  date in July 2037.  The actual  final  distribution date could be substantially earlier.

Form of certificates:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

Minimum Denominations:              Class  A   Certificates,   other  than  any  class  of  Interest  Only
                                    Certificates,  and Class A-P  Certificates,  in minimum  denominations representing  an original  principal  amount of $25,000  and  integral multiples  of $1 in excess  thereof.  Class A-V and any other class of
                                    Interest  Only  Certificates:  $2,000,000  notional  amount.  Class  R
                                    Certificates: 20% percentage interests.

Senior Certificates:                Class A, Class A-P, Class A-V and Class R Certificates.

Subordinate Certificates:           Class  M  Certificates  and  Class  B  Certificates.  The  Subordinate
                                    Certificates   will   provide   credit   enhancement   to  the  Senior
                                    Certificates.

ERISA:                              Subject to the considerations  contained in the term sheet supplement, the Class A Certificates  and the Class M Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or
                                    individual   retirement   accounts  assets.   Sales  of  the  Class  R
                                    Certificates  to such plans or  retirement  accounts  are  prohibited, except  as  permitted  in  "ERISA  Considerations"  in the term  sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in  at least the second highest  rating  category  by one  of  the  rating  agencies  will  be
                                    "mortgage related  securities" for purposes of the Secondary  Mortgage
                                    Market Enhancement Act of 1984, or SMMEA, and the remaining classes of certificates will not be "mortgage related securities" for purposes of
                                    SMMEA.

                                    See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal
                                    Investment Matters" in the related base prospectus.

Tax Status:                         For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting of the related mortgage loans and certain other  segregated  assets as one or more real estate  mortgage investment conduits.  The offered  certificates,  other than the Class
                                    R  Certificates,  will represent  ownership of regular  interests in a real estate mortgage  investment conduit and generally will be treated as  representing  ownership of debt for federal  income tax  purposes.
                                    You will be required to include in income all  interest  and  original issue  discount,  if any, on such  certificates in accordance with the accrual  method of  accounting  regardless  of your  usual  methods of
                                    accounting.   For   federal   income   tax   purposes,   the  Class  R
                                    Certificates  for any series will  represent  residual  interests in a real estate mortgage investment conduit.

                                    For further information  regarding the federal income tax consequences
                                    of  investing  in  the  offered   certificates,   including  important
                                    information  regarding the tax treatment of the Class R  Certificates, see  "Material  Federal  Income  Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

                                                Offered Certificates
_____________________________________________________________________________________________________________________
                                                               Initial Rating
                          Initial Principal   Pass-Through     (Fitch/Moody's/
         Class                 Balance            Rate             S&P)(1)                 Designation(3)
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
          A-1                $ 313,992,000     Adjustable        AAA/Aaa/AAA                 Senior/Super
                                                  Rate                            Senior/Exchangeable/Floater/
                                                                                           Adjustable Rate
_____________________________________________________________________________________________________________________
          A-2                $           0    Adjustable         AAA/Aaa/AAA               Senior/Interest
                                              Rate                                    Only/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $           0    Adjustable                                   Senior/Interest
          A-3                                 Rate               AAA/Aaa/AAA          Only/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $ 143,244,000    Adjustable                                     Senior/Super
          A-4                                 Rate               AAA/Aaa/AAA      Senior/PAC/Exchangeable/Floater/
                                                                                            Adjustable Rate
_____________________________________________________________________________________________________________________
                             $  23,874,000    Adjustable                                     Senior/Super
          A-5                                 Rate               AAA/Aaa/AAA       Senior/PAC/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $           0    Adjustable                                   Senior/Interest
          A-6                                 Rate               AAA/Aaa/AAA          Only/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $  22,200,000    Adjustable                                     Senior/Super
          A-7                                 Rate               AAA/Aaa/AAA      Senior/PAC/Exchangeable/Floater/
                                                                                           Adjustable Rate
_____________________________________________________________________________________________________________________
                             $   3,700,000    Adjustable                                     Senior/Super
          A-8                                 Rate               AAA/Aaa/AAA       Senior/PAC/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $           0    Adjustable                                   Senior/Interest
          A-9                                 Rate               AAA/Aaa/AAA          Only/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $   3,372,000    Adjustable                                     Senior/Super
         A-10                                 Rate               AAA/Aaa/AAA      Senior/PAC/Exchangeable/Floater/
                                                                                            Adjustable Rate
_____________________________________________________________________________________________________________________
                             $     562,000    Adjustable                                     Senior/Super
         A-11                                 Rate               AAA/Aaa/AAA       Senior/PAC/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $           0    Adjustable                                   Senior/Interest
         A-12                                 Rate               AAA/Aaa/AAA          Only/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $ 100,320,000    Adjustable                                     Senior/Super
         A-13                                 Rate               AAA/Aaa/AAA      Senior/Companion/Exchangeable/Floater/
                                                                                           Adjustable Rate
_____________________________________________________________________________________________________________________
                             $  13,072,000    Adjustable                                     Senior/Super
         A-14                                 Rate               AAA/Aaa/AAA      Senior/Companion/Exchangeable/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $   3,648,000    Adjustable                                     Senior/Super
                                              Rate                                     Senior/Companion/Inverse
         A-15                                                    AAA/Aaa/AAA       Floater/Exchangeable/Adjustable
                                                                                                 Rate
_____________________________________________________________________________________________________________________
                             $           0    Adjustable                                   Senior/Interest
         A-16                                 Rate               AAA/Aaa/AAA          Only/Exchangeable/Inverse
                                                                                       Floater/ Adjustable Rate
_____________________________________________________________________________________________________________________
         A-17                $  22,995,000        6.50%          AAA/Aa1/AAA       Senior/Senior Support/Fixed Rate
_____________________________________________________________________________________________________________________
         A-18                $        0(4)    Adjustable         AAA/Aaa/AAA                 Senior/Super
                                              Rate                                Senior/Exchanged/Floater/Adjustable
                                                                                                 Rate
_____________________________________________________________________________________________________________________
                             $        0(4)    Adjustable                                     Senior/Super
         A-19                                 Rate               AAA/Aaa/AAA      Senior/Exchanged/Floater/Adjustable
                                                                                                 Rate
_____________________________________________________________________________________________________________________
         A-20                $        0(4)    Adjustable         AAA/Aaa/AAA       Senior/Interest Only/Exchanged/
                                              Rate                                 Inverse Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
         A-21                $        0(4)        6.00%          AAA/Aaa/AAA                 Senior/Super
                                                                                   Senior/PAC/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
         A-22                $        0(4)        6.00%          AAA/Aaa/AAA                 Senior/Super
                                                                                   Senior/PAC/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
         A-23                $        0(4)        6.00%          AAA/Aaa/AAA                 Senior/Super
                                                                                   Senior/PAC/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
         A-24                $        0(4)        6.00%          AAA/Aaa/AAA                 Senior/Super
                                                                                   Senior/PAC/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
                             $        0(4)        6.00%                                      Senior/Super
         A-25                                                    AAA/Aaa/AAA       Senior/Companion/Exchanged/Fixed
                                                                                                 Rate
_____________________________________________________________________________________________________________________
                             $        0(4)    Adjustable                                     Senior/Super
         A-26                                 Rate               AAA/Aaa/AAA         Senior/PAC/Exchanged/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $        0(4)    Adjustable                                     Senior/Super
         A-27                                 Rate               AAA/Aaa/AAA         Senior/PAC/Exchanged/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $        0(4)    Adjustable                                     Senior/Super
         A-28                                 Rate               AAA/Aaa/AAA      Senior/Companion/Exchanged/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $        0(4)    Adjustable                                     Senior/Super
         A-29                                 Rate               AAA/Aaa/AAA      Senior/Companion/Exchanged/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
                             $        0(4)    Adjustable                                     Senior/Super
         A-30                                 Rate               AAA/Aaa/AAA      Senior/Companion/Exchanged/Inverse
                                                                                       Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
         A-31                $        0(4)        7.00%          AAA/Aaa/AAA                 Senior/Super
                                                                                     Senior/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
         A-32                $        0(4)        6.00%          AAA/Aaa/AAA                 Senior/Super
                                                                                     Senior/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
         A-33                $        0(4)        6.50%          AAA/Aaa/AAA                 Senior/Super
                                                                                     Senior/Exchanged/Fixed Rate
_____________________________________________________________________________________________________________________
          A-P                $   8,329,329        0.00%          AAA/Aaa/AAA            Senior/Principal Only
_____________________________________________________________________________________________________________________
          A-V                $           0    Variable Rate      AAA/Aaa/AAA      Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________
Total Class A                $ 659,308,329
Certificates:
_____________________________________________________________________________________________________________________
Class R Senior
Certificates:
_____________________________________________________________________________________________________________________
          R-I                $         100        6.50%          AAA/Aaa/AAA          Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
         R-II                $         100        6.50%          AAA/Aaa/AAA          Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
Total offered senior         $ 659,308,529
certificates:
_____________________________________________________________________________________________________________________
Class M Certificates:
_____________________________________________________________________________________________________________________
          M-1                $  22,271,800        6.50%           AA/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
          M-2                $   8,484,400        6.50%            A/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
          M-3                $   6,363,300        6.50%           BBB/NA/NA              Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
Total Class M                $  37,119,500
Certificates:
_____________________________________________________________________________________________________________________
Total offered
certificates:                $ 696,428,029
_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________
                                            Non-Offered Certificates (2)
_____________________________________________________________________________________________________________________
Class P  Certificates:
_____________________________________________________________________________________________________________________
           P                 $         100        0.00%          AAA/Aaa/AAA           Senior/Prepayment Charge
_____________________________________________________________________________________________________________________
Class B Certificates:
_____________________________________________________________________________________________________________________
          B-1                $   4,242,200        6.50%           BB/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
          B-2                $   3,181,700        6.50%            B/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
          B-3                $   3,181,696        6.50%           NA/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
Total Class B                $  10,605,596
Certificates:
_____________________________________________________________________________________________________________________
Total offered and            $ 707,033,726
non-offered
certificates:

(1)  See "Ratings" in the prospectus supplement.
(2)  The  information   presented  for  non-offered   certificates  is  provided  solely  to  assist  your
understanding of the offered certificates.
(3)  AS MORE FULLY  DESCRIBED IN THE  PROSPECTUS  SUPPLEMENT,  THE CLASSES OF  CERTIFICATES  DESIGNATED AS
EXCHANGEABLE  CERTIFICATES  MAY BE EXCHANGED  FOR OTHER  CLASSES OF  CERTIFICATES  DESIGNATED AS EXCHANGED
CERTIFICATES IN THE COMBINATIONS INDICATED IN ANNEX II TO THE PROSPECTUS SUPPLEMENT.
(4)  As of any date of  determination,  the  certificate  principal  balance  of any  class  of  exchanged
certificates  will  be  equal  to  the  aggregate   certificate  principal  balance  of  the  exchangeable
certificates in the related combination group, as described in the prospectus supplement.

Other Information:

         The aggregate initial certificate  principal balance of the offered and non-offered  certificates shown above may not equal the sum of the certificate  principal  balances of those  certificates as listed above due to rounding. Only the offered certificates,  including the exchanged  certificates,  are offered for sale pursuant to the prospectus  supplement and the related prospectus.  The non-offered  certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

         Interest on the Class A-1 through Class A-16,  Class A-18,  Class A-19,  Class A-20, Class A-26,
Class A-27, Class A-28, Class A-29 and Class A-30 Certificates will be determined as follows:

_____________________________________________________________________________________________________________________
   Adjustable Rates:          Initial                  Formula                  Maximum              Minimum
_____________________________________________________________________________________________________________________
       Class A-1               5.92%                LIBOR + 0.60%                7.00%                0.60%
_____________________________________________________________________________________________________________________
       Class A-2               0.98%                6.30% - LIBOR                6.30%                0.00%
_____________________________________________________________________________________________________________________
       Class A-3               0.10%                6.40% - LIBOR                0.10%                0.00%
_____________________________________________________________________________________________________________________
       Class A-4               5.92%                LIBOR + 0.60%                7.00%                0.60%
_____________________________________________________________________________________________________________________
       Class A-5               5.88%          37.80% - (LIBOR multiplied         37.80%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
       Class A-6               0.10%                6.40% - LIBOR                0.10%                0.00%
_____________________________________________________________________________________________________________________
       Class A-7               5.92%                LIBOR + 0.60%                7.00%                0.60%
_____________________________________________________________________________________________________________________
       Class A-8               5.88%          37.80% - (LIBOR multiplied         37.80%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
       Class A-9               0.10%                6.40% - LIBOR                0.10%                0.00%
_____________________________________________________________________________________________________________________
      Class A-10               5.92%                LIBOR + 0.60%                7.00%                0.60%
_____________________________________________________________________________________________________________________
      Class A-11               5.88%          37.80% - (LIBOR multiplied         37.80%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
      Class A-12               0.10%                6.40% - LIBOR                0.10%                0.00%
_____________________________________________________________________________________________________________________
      Class A-13               5.92%                LIBOR + 0.60%                7.00%                0.60%
_____________________________________________________________________________________________________________________
      Class A-14            5.218604678%        46.04651163% - (LIBOR         46.04651163%            0.00%
                                               multiplied by 7.6744186)
_____________________________________________________________________________________________________________________
      Class A-15               8.25%         173.25% - (LIBOR multiplied         8.25%                0.00%
                                                      by 27.50)
_____________________________________________________________________________________________________________________
      Class A-16               0.10%                6.40% - LIBOR                0.10%                0.00%
_____________________________________________________________________________________________________________________
      Class A-18               5.92%                LIBOR + 0.60%                7.00%                0.60%
_____________________________________________________________________________________________________________________
      Class A-19               6.02%                LIBOR + 0.70%                7.00%                0.70%
_____________________________________________________________________________________________________________________
      Class A-20               1.08%                6.40% - LIBOR                6.40%                0.00%
_____________________________________________________________________________________________________________________
      Class A-26               5.88%          37.80% - (LIBOR multiplied         37.80%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
      Class A-27               6.48%          38.40% - (LIBOR multiplied         38.40%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
      Class A-28               5.88%          37.80% - (LIBOR multiplied         37.80%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
      Class A-29               6.48%          38.40% - (LIBOR multiplied         38.40%               0.00%
                                                       by 6.00)
_____________________________________________________________________________________________________________________
      Class A-30               11.00%        176.00% - (LIBOR multiplied         11.00%               0.00%
                                                      by 27.50)
_____________________________________________________________________________________________________________________

Class A-2, Class A-3, Class A-6, Class A-9, Class A-12 and Class A-16 Certificates:

The Class A-2,  Class A-3,  Class A-6,  Class A-9,  Class A-12 and Class A-16  Certificates  do not have a certificate  principal  balance.  For the purpose of calculating  interest  payments,  (i) interest on the
Class A-2  Certificates  will accrue on a notional  amount equal to the certificate  principal  balance of the Class A-1 Certificates  immediately prior to the related  distribution  date, which is initially equal to  approximately  $313,992,000,  (ii)  interest on the Class A-3  Certificates  will accrue on a notional amount equal to the certificate  principal balance of the Class A-1 Certificates  immediately prior to the related distribution date, which is initially equal to approximately  $313,992,000,  (iii) interest on the
Class A-6  Certificates  will accrue on a notional  amount equal to the certificate  principal  balance of the Class A-4 Certificates  immediately prior to the related  distribution  date, which is initially equal to  approximately  $143,244,000,  (iv)  interest on the Class A-9  Certificates  will accrue on a notional amount equal to the certificate  principal balance of the Class A-7 Certificates  immediately prior to the related  distribution  date,  which is initially equal to approximately  $22,200,000,  (v) interest on the
Class A-12  Certificates  will accrue on a notional amount equal to the certificate  principal  balance of the Class A-10 Certificates  immediately prior to the related  distribution date, which is initially equal to approximately  $3,372,000,  and (vi) interest on the Class A-16  Certificates will accrue on a notional amount equal to the certificate  principal  balance of the Class A-13  Certificates  immediately  prior to the related distribution date, which is initially equal to approximately $100,320,000.

Class A-20 Certificates:

The Class A-20 Certificates do not have a certificate  principal  balance.  For the purpose of calculating interest  payments,  interest on the Class A-20 Certificates will accrue on a notional amount described in
Annex II to this prospectus supplement.

Class A-V Certificates:

Variable Rate: The interest rate payable with respect to the Class A-V  Certificates  varies  according to the weighted  average of the excess of the mortgage  rate on each  mortgage  loan,  net of the  applicable servicing fee rate and subservicing fee rate, over 6.50%. On each monthly  distribution  date,  holders of
Class A-V  Certificates  will be  entitled to receive  interest  at a rate equal to the  current  weighted average  of  the  mortgage  rates  on  the  mortgage  loans  minus  the  applicable  servicing  fee  rate, subservicing fee rate and 6.50%, provided that the interest rate will not be less than zero.

The Class A-V  Certificates  do not have a  principal  balance.  For the purpose of  calculating  interest payments,  interest will accrue on a notional amount equal to the aggregate  stated  principal  balance of the  mortgage  loans,  which is  initially  equal to  approximately  $707,033,726.  The  stated  principal balance  of any  mortgage  loan as of any date is  equal  to its  scheduled  principal  balance  as of the cut-off  date,  reduced by all  principal  payments  received with respect to such mortgage loan that have been previously  distributed to  certificateholders  and any losses realized with respect to such mortgage loan that have been  previously  allocated  to  certificateholders.  In addition,  if a mortgage  loan has been  modified  the stated  principal  balance  would be  increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

Credit Enhancement

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the Class M and
Class B Certificates,  as and to the extent described in the term sheet  supplement.  Most realized losses on the mortgage loans will be allocated to the Class B  Certificates,  beginning with the class of Class B
Certificates  with the lowest  payment  priority,  and then the Class M  Certificates,  beginning with the class of Class M  Certificates  with the  lowest  payment  priority,  in each case  until the  certificate principal  balance of that class of  certificates  has been reduced to zero.  When losses are allocated to a class of  certificates,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated  among the related Senior  Certificates  in accordance with their respective  remaining  certificate  principal  balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage  loan, or some losses related to the bankruptcy  of a  mortgagor  will  be  allocated  as  described  in the  preceding  paragraphs  only up to specified  amounts.  Losses of these  types on  mortgage  loans in excess  of the  specified  amounts  and losses due to other extraordinary events will be allocated  proportionately  among all outstanding classes of certificates  except as stated in the term sheet supplement.  Therefore,  the Subordinate  Certificates do not act as credit enhancement for the Senior Certificates for these losses.

See "Description of the Certificates—Allocation of Losses; Subordination" in the term sheet supplement.

Advances

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan, the Master  Servicer will advance  funds to cover the amount of the  scheduled  payment that was not made.
However,  the  Master  Servicer  will  advance  funds  only if it  determines  that  the  advance  will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in the term sheet supplement.

Optional Termination

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination  date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase  from  the  trust  all  of the  remaining  mortgage  loans,  causing  an  early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest,  as and to the extent  described in the term sheet  supplement.  However,  any optional  purchase of the remaining mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon  defaulted  loans.  In either  case,  there  will  be no  reimbursement  of  losses  or  interest  shortfalls  allocated  to  the certificates.

See  "Pooling  and  Servicing  Agreement—Termination"  in the term sheet  supplement  and "The Pooling and
Servicing Agreement—Termination; Retirement of Certificates" in the related base prospectus.

Interest Distributions

     Holders of each class of Senior  Certificates  other than the Principal Only Certificates and Class P
Certificates  will be  entitled  to  receive  interest  distributions  in an amount  equal to the  Accrued
Certificate  Interest  on  that  class  on  each  distribution  date,  to  the  extent  of  the  Available
Distribution  Amount for that distribution date,  commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

     Holders of each class of Class M Certificates  will be entitled to receive interest  distributions in an amount  equal to the Accrued  Certificate  Interest  on that class on each  distribution  date,  to the extent of the Available  Distribution  Amount for that distribution  date after  distributions of interest and principal to the Senior  Certificates,  reimbursements  for some  Advances to the master  servicer and distributions  of interest and  principal  to any class of Class M  Certificates  having a higher  payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any distribution date, any Prepayment  Interest  Shortfalls  resulting from prepayments  in full or  prepayments  in part made  during  the  preceding  calendar  month that are being distributed to the  certificateholders  on that  distribution  date will be offset by the master servicer, but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans  immediately  preceding that  distribution  date and (b) the  reinvestment  income  received  by the  master  servicer  on amounts payable with  respect to that  distribution  date.  No  assurance  can be given that the master  servicing compensation  available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient  therefor.  Any
Prepayment  Interest  Shortfalls  which are not covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and Servicing  Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution date the Available  Distribution  Amount is less than the Accrued  Certificate
Interest on the Senior  Certificates  for that  distribution  date, the shortfall will be allocated  among the holders of all classes of Senior  Certificates  in proportion to their  respective  amounts of Accrued
Certificate  Interest  for  that  distribution  date.  In  addition,  the  amount  of  any  such  interest shortfalls that are covered by subordination,  specifically,  interest shortfalls not described in clauses
(i) through (iv) in the definition of Accrued  Certificate  Interest,  will be unpaid Accrued  Certificate
Interest and will be  distributable  to holders of the  certificates  of those  classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of available  funds after interest distributions as described in this prospectus supplement.

     These interest  shortfalls  could occur,  for example,  if  delinquencies  on the mortgage loans were exceptionally  high and were  concentrated  in a particular  month and Advances by the master servicer did not  cover  the  shortfall.  Any  amounts  so  carried  forward  will  not  bear  interest.  Any  interest shortfalls  will not be offset by a reduction  in the  servicing  compensation  of the master  servicer or otherwise,  except to the limited  extent  described  in the second  preceding  paragraph  with respect to
Prepayment Interest Shortfalls.

     The  pass-through  rates on all  classes of offered  certificates,  other than the  Adjustable  Rate,
Variable  Strip and  Principal  Only  Certificates,  are fixed and are listed on pages S-7 and S-8 of this prospectus supplement.

     The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The pass-through  rate on the Class A-1  Certificates  with respect to the initial Interest
     Accrual Period is 5.92% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate of 7.00% per annum and a minimum  rate of
     0.60% per annum.

           (2) The pass-through  rate on the Class A-2  Certificates  with respect to the initial Interest
     Accrual Period is 0.98% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.30% minus  LIBOR,  with a maximum rate of 6.30% per annum and a minimum rate of
     0.00% per annum.

           (3) The pass-through  rate on the Class A-3  Certificates  with respect to the initial Interest
     Accrual Period is 0.10% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.40%  minus  LIBOR,  with a maximum  rate of 0.10% per annum and a minimum  rate of 0.00% per annum.

           (4) The pass-through  rate on the Class A-4  Certificates  with respect to the initial Interest
     Accrual Period is 5.92% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate of 7.00% per annum and a minimum  rate of
     0.60% per annum.

           (5) The pass-through  rate on the Class A-5  Certificates  with respect to the initial Interest
     Accrual Period is 5.88% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum  rate equal to 37.80%  minus  (LIBOR  multiplied  by 6.00),  with a maximum  rate of 37.80% per annum and a minimum rate of 0.00% per annum.

           (6) The pass-through  rate on the Class A-6  Certificates  with respect to the initial Interest
     Accrual Period is 0.10% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.40%  minus  LIBOR,  with a maximum  rate of 0.10% per annum and a minimum  rate of 0.00% per annum.

           (7) The pass-through  rate on the Class A-7  Certificates  with respect to the initial Interest
     Accrual Period is 5.92% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate of 7.00% per annum and a minimum  rate of
     0.60% per annum.

           (8) The pass-through  rate on the Class A-8  Certificates  with respect to the initial Interest
     Accrual Period is 5.88% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum  rate equal to 37.80%  minus  (LIBOR  multiplied  by 6.00),  with a maximum  rate of 37.80% per annum and a minimum rate of 0.00% per annum.

           (9) The pass-through  rate on the Class A-9  Certificates  with respect to the initial Interest
     Accrual Period is 0.10% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.40% minus  LIBOR,  with a maximum rate of 0.10% per annum and a minimum rate of
     0.00% per annum.

           (10)  The  pass-through  rate on the  Class  A-10  Certificates  with  respect  to the  initial
     Interest Accrual Period is 5.92% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate of 7.00% per annum and a minimum rate of 0.60% per annum.

           (11)  The  pass-through  rate on the  Class  A-11  Certificates  with  respect  to the  initial
     Interest Accrual Period is 5.88% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to 37.80% minus (LIBOR  multiplied by 6.00),  with a maximum rate of 37.80%
     per annum and a minimum rate of 0.00% per annum.

           (12)  The  pass-through  rate on the  Class  A-12  Certificates  with  respect  to the  initial
     Interest Accrual Period is 0.10% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per  annum  rate  equal to 6.40%  minus  LIBOR,  with a  maximum  rate of 0.10%  per annum and a minimum rate of 0.00% per annum.

           (13)  The  pass-through  rate on the  Class  A-13  Certificates  with  respect  to the  initial
     Interest Accrual Period is 5.92% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate of 7.00% per annum and a minimum rate of 0.60% per annum.

           (14)  The  pass-through  rate on the  Class  A-14  Certificates  with  respect  to the  initial
     Interest  Accrual  Period  is  5.218604678%  per  annum,  and  as  to  any  Interest  Accrual  Period thereafter,  will be a per annum rate equal to  46.04651163%  minus (LIBOR  multiplied by 7.6744186), with a maximum rate of 46.04651163% per annum and a minimum rate of 0.00% per annum.

           (15)  The  pass-through  rate on the  Class  A-15  Certificates  with  respect  to the  initial
     Interest Accrual Period is 8.25% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum  rate equal to 173.25%  minus  (LIBOR  multiplied  by 27.50),  with a maximum  rate of
     8.25% per annum and a minimum rate of 0.00% per annum.

           (16)  The  pass-through  rate on the  Class  A-16  Certificates  with  respect  to the  initial
     Interest Accrual Period is 0.10% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per  annum  rate  equal to 6.40%  minus  LIBOR,  with a  maximum  rate of 0.10%  per annum and a minimum rate of 0.00% per annum.

           (17)  The  pass-through  rate on the  Class  A-18  Certificates  with  respect  to the  initial
     Interest Accrual Period is 5.92% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate of 7.00% per annum and a minimum rate of 0.60% per annum.

           (18)  The  pass-through  rate on the  Class  A-19  Certificates  with  respect  to the  initial
     Interest Accrual Period is 6.02% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.70%,  with a maximum  rate of 7.00% per annum and a minimum rate of 0.70% per annum.

           (19)  The  pass-through  rate on the  Class  A-20  Certificates  with  respect  to the  initial
     Interest Accrual Period is 1.08% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per  annum  rate  equal to 6.40%  minus  LIBOR,  with a  maximum  rate of 6.40%  per annum and a minimum rate of 0.00% per annum.

           (20)  The  pass-through  rate on the  Class  A-26  Certificates  with  respect  to the  initial
     Interest Accrual Period is 5.88% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to 37.80% minus (LIBOR  multiplied by 6.00),  with a maximum rate of 37.80%
     per annum and a minimum rate of 0.00% per annum.

           (21)  The  pass-through  rate on the  Class  A-27  Certificates  with  respect  to the  initial
     Interest Accrual Period is 6.48% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to 38.40% minus (LIBOR  multiplied by 6.00),  with a maximum rate of 38.40%
     per annum and a minimum rate of 0.00% per annum.

           (22)  The  pass-through  rate on the  Class  A-28  Certificates  with  respect  to the  initial
     Interest Accrual Period is 5.88% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to 37.80% minus (LIBOR  multiplied by 6.00),  with a maximum rate of 37.80%
     per annum and a minimum rate of 0.00% per annum.

           (23)  The  pass-through  rate on the  Class  A-29  Certificates  with  respect  to the  initial
     Interest Accrual Period is 6.48% per annum, and as to any Interest  Accrual Period  thereafter,  will be a per annum rate equal to 38.40% minus (LIBOR  multiplied by 6.00),  with a maximum rate of 38.40%
     per annum and a minimum rate of 0.00% per annum.

           (24)  The  pass-through  rate on the  Class  A-30  Certificates  with  respect  to the  initial
     Interest Accrual Period is 11.00% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum  rate equal to 176.00%  minus  (LIBOR  multiplied  by 27.50),  with a maximum  rate of
     11.00% per annum and a minimum rate of 0.00% per annum.

           The  pass-through  rates on the Adjustable  Rate  Certificates  for the current and immediately preceding  Interest  Accrual  Period are  available  at the  trustee's  website,  which may be obtained by telephoning the trustee at (800) 735-7777.

     The pass-through  rate on the Variable Strip  Certificates on each  distribution  date will equal the weighted average,  based on the Stated Principal Balance of the mortgage loans immediately  preceding that distribution  date, of the pool strip rates on each of the mortgage  loans in the mortgage  pool. The pool strip rate on any mortgage  loan is equal to its Net Mortgage  Rate minus 6.50%,  but not less than 0.00%.
As of the cut-off  date,  the pool strip rates on the  mortgage  loans range  between  0.00% and 2.38% per annum.  The initial  pass-through  rate on the Variable Strip  Certificates is  approximately  0.4142% per annum.

     As  described in this  prospectus  supplement,  the Accrued  Certificate  Interest  allocable to each
class  of  certificates,   other  than  the  Principal  Only  Certificates,  which  are  not  entitled  to distributions  of interest,  is based on the Certificate  Principal  Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Principal Distributions on the Senior Certificates

     The holders of the Senior  Certificates,  other than the Interest  Only  Certificates,  which are not entitled to  distributions  of principal,  will be entitled to receive on each  distribution  date, in the priority  described  in this  prospectus  supplement  and to the extent of the  portion  of the  Available
Distribution  Amount  remaining  after the  distribution  of the Senior Interest  Distribution  Amount,  a
distribution  allocable to principal equal to the sum of the Senior Principal  Distribution Amount and the
Class A-P Principal Distribution Amount.

     After the  distribution of the Senior Interest  Distribution  Amount,  distributions  of principal on the Senior Certificates on each distribution date will be made as follows:

              (a)     Prior to the occurrence of the Credit Support Depletion Date:

                 (i)       the Class A-P Principal Distribution Amount shall be distributed to the Class
     A-P Certificates, until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

                 (ii)     the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

                      (A)  first, to the Class R-I Certificates and Class R-II Certificates, on a pro
              rata basis in accordance with their respective Certificate Principal Balances, until the
              Certificate Principal Balances thereof have been reduced to zero;

                      (B)  second, to the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                 (iii)      the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (a)(ii) above shall be distributed concurrently as follows:

                      (A) a percentage of such amount equal to a fraction, the numerator of which is the
              Certificate Principal Balance of the Class A-17 Certificates, the denominator of which is the aggregate Certificate Principal Balance of the Class A-1, Class A-4, Class A-5, Class
              A-7, Class A-8, Class A-10, Class A-11, Class A-13, Class A-14, Class A-15 and Class A-17
              Certificates, shall be distributed to the Class A-17 Certificates, until the Certificate
              Principal Balance thereof has been reduced to zero; and

                      (B) a percentage of such amount equal to a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-1, Class A-4, Class A-5, Class A-7,
              Class A-8, Class A-10, Class A-11, Class A-13, Class A-14 and Class A-15 Certificates, the
              denominator of which is the aggregate Certificate Principal Balance of the Class A-1, Class
              A-4, Class A-5, Class A-7, Class A-8, Class A-10, Class A-11, Class A-13, Class A-14, Class
              A-15 and Class A-17 Certificates, shall be distributed concurrently as follows:

                                   (a)      50.00% of such amount shall be distributed to the Class A-1
                      Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                                   (b)      50.00% of such amount shall be distributed in the following manner and priority:

                                   a.       first, an amount required to reduce the aggregate
                      Certificate Principal Balance of the Class A-4, Class A-5, Class A-7, Class A-8,
                      Class A-10 and Class A-11 Certificates to the Aggregate Planned Principal Balance
                      for the Class A-4, Class A-5, Class A-7, Class A-8, Class A-10 and Class A-11
                      Certificates for that distribution date shall be distributed in the following manner and priority:

                                            1)   first, to the Class A-4 Certificates and Class A-5
                                                 Certificates on a pro rata basis, in accordance with
                                                 their respective Certificate Principal Balances, until
                                                 the Certificate Principal Balances thereof have been
                                                 reduced to zero;

                                            2)   second, to the Class A-7 Certificates and Class A-8
                                                 Certificates on a pro rata basis, in accordance with
                                                 their respective Certificate Principal Balances, until
                                                 the Certificate Principal Balances thereof have been
                                                 reduced to zero; and

                                            3)   third, to the Class A-10 Certificates and Class A-11
                                                 Certificates on a pro rata basis, in accordance with
                                                 their respective Certificate Principal Balances, until
                                                 the Certificate Principal Balances thereof have been
                                                 reduced to zero;

                                   b.       second, any remaining amount shall be distributed to the
                      Class A-13, Class A-14 and Class A-15 Certificates on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the
                      Certificate Principal Balances thereof have been reduced to zero;

                                   c.       third, any remaining amount shall be distributed to the
                      Class A-4 Certificates and Class A-5 Certificates on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the
                      Certificate Principal Balances thereof have been reduced to zero;

                                   d.       fourth, any remaining amount shall be distributed to the
                      Class A-7 Certificates and Class A-8 Certificates, on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the
                      Certificate Principal Balances thereof have been reduced to zero; and

                                   e.        fifth, any remaining amount shall be distributed to the
                      Class A-10 Certificates and Class A-11 Certificates, on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the
                      Certificate Principal Balances thereof have been reduced to zero.

              (b)     On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior
     Certificates will be disregarded.  Instead, an amount equal to the Class A-P  Principal
     Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior
     Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate
     Principal Balances.

              (c)     After reduction of the Certificate Principal Balances of the Senior Certificates,
     other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the
     Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

Allocation of Losses; Subordination

     The  subordination  provided  to the  Senior  Certificates  by the Class B  Certificates  and Class M
Certificates  and the  subordination  provided  to each  class  of  Class M  Certificates  by the  Class B
Certificates  and by any class of Class M Certificates  subordinate  thereto will cover Realized Losses on the mortgage  loans that are  Defaulted  Mortgage  Losses,  Fraud  Losses,  Bankruptcy  Losses and Special
Hazard  Losses.  Any Realized  Losses which are not Excess  Special  Hazard  Losses,  Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         o    first, to the Class B Certificates;

         o    second, to the Class M-3 Certificates;

         o    third, to the Class M-2 Certificates; and

         o    fourth, to the Class M-1 Certificates;

     in each case until the Certificate  Principal  Balance of that class of certificates has been reduced to  zero;  and  thereafter,  if any  Realized  Loss is on a  Discount  Mortgage  Loan,  to the  Class  A-P
Certificates  in an  amount  equal to the  related  Discount  Fraction  of the  principal  portion  of the
Realized Loss until the Certificate  Principal  Balance of the Class A-P  Certificates has been reduced to zero,  and the  remainder  of the  Realized  Losses on Discount  Mortgage  Loans and the entire  amount of
Realized  Losses on  Non-Discount  Mortgage  Loans will be allocated  among all the  remaining  classes of
Senior  Certificates on a pro rata basis;  provided,  however,  that the principal  portion of such losses otherwise  allocable to the Class A-1  Certificates  through  Class A-16  Certificates  and the Class A-18
Certificates  through Class A-33 Certificates,  as applicable,  other than the Interest Only Certificates, will be allocated to the Class A-17  Certificates  until the  Certificate  Principal  Balance of the Class
A-17 Certificates has been reduced to zero;.

     Any  allocation of a Realized Loss,  other than a Debt Service  Reduction,  to a certificate  will be made by reducing:

         o    its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized
              Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided  that no  reduction  shall  reduce the  aggregate  Certificate  Principal
              Balance of the certificates  below the aggregate  stated  principal  balance of the mortgage loans, and

         o    the  Accrued  Certificate  Interest  thereon,  in the case of the  interest  portion  of the
              Realized  Loss,  by the amount so allocated  as of the  distribution  date  occurring in the month following the calendar month in which the Realized Loss was incurred.

     In  addition,  any  allocation  of a  Realized  Loss  to a Class M  Certificate  may  also be made by operation of the payment priority to the Senior  Certificates  described under  "—Principal  Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

     As used in this prospectus  supplement,  subordination  refers to the provisions  discussed above for the  sequential  allocation  of Realized  Losses  among the  various  classes,  as well as all  provisions effecting  those  allocations  including  the  priorities  for  distribution  of cash flows in the amounts described in this prospectus supplement.

     In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined  by the  master  servicer  to be in the best  interest  of the  certificateholders,  the master servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than proceeding with foreclosure,  as described under  "Description of the  Certificates—Servicing  and  Administration of
Mortgage  Collateral" in the prospectus.  However the master servicer's and the  subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including but not limited to the following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any  amounts  added to the  principal  balance of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the remaining  term of the mortgage  loan.  All  capitalizations  are to be implemented in accordance with  Residential  Funding's  program guide and may be  implemented  only by  subservicers  that have been approved by the master  servicer for that  purpose.  The final  maturity of any mortgage loan shall not be extended  beyond the  assumed  final  distribution  date.  No  servicing  modification  with  respect to a mortgage loan will have the effect of reducing the mortgage  rate below the  servicing fee rate.  There is
no  limitation  on  the  number  of  mortgage   loans  in  the  mortgage  pool  that  may  be  subject  to modifications.

     Any  Advances  made  on  any  mortgage  loan  will  be  reduced  to  reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed  not  reduced  by any  servicing  modification,  so that the  calculation  of  Accrued  Certificate
Interest payable on the offered certificates will not be affected by the servicing modification.

     Allocations  of the  principal  portion  of  Debt  Service  Reductions  to  each  class  of  Class  M
Certificates  and Class B  Certificates  will result from the priority of  distributions  of the Available
Distribution  Amount as described in this prospectus  supplement,  which distributions shall be made first to the Senior  Certificates,  second to the Class M  Certificates  in the order of their payment  priority and third to the Class B  Certificates.  An allocation of the interest  portion of a Realized Loss as well as the principal portion of Debt Service  Reductions will not reduce the level of  subordination,  as that term is defined  in this  prospectus  supplement,  until an amount in respect  thereof  has been  actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

     The  holders of the  offered  certificates  will not be  entitled  to any  additional  payments  with respect  to  Realized  Losses  from  amounts  otherwise  distributable  on  any  classes  of  certificates subordinate  thereto,  except in limited  circumstances  in respect  of any Excess  Subordinate  Principal
Amount,  or  in  the  case  of  Class  A-P  Collection  Shortfalls,  to  the  extent  of  Eligible  Funds.
Accordingly,   the  subordination  provided  to  the  Senior  Certificates,   other  than  the  Class  A-P
Certificates,  and to each  class  of Class M  Certificates  by the  respective  classes  of  certificates subordinate  thereto with respect to Realized Losses allocated on any  distribution  date will be effected primarily  by  increasing  the  Senior  Percentage,  or the  respective  Class  M  Percentage,  of  future distributions  of  principal  of the  remaining  mortgage  loans.  Because the  Discount  Fraction of each
Discount  Mortgage Loan will not change over time,  the protection  from losses  provided to the Class A-P
Certificates  by the Class M Certificates  and Class B  Certificates  is limited to the prior right of the
Class A-P  Certificates to receive  distributions  in respect of principal as described in this prospectus supplement.  Furthermore,  principal  losses on the mortgage  loans that are not covered by  subordination will be  allocated  to the Class A-P  Certificates  only to the extent  they occur on a Discount  Mortgage
Loan and  only to the  extent  of the  related  Discount  Fraction  of those  losses.  The  allocation  of principal  losses on the Discount  Mortgage Loans may result in those losses being  allocated in an amount that is greater or less than would have been the case had those  losses been  allocated in  proportion  to the Certificate  Principal Balance of the Class A-P  Certificates.  Thus, the Senior  Certificates,  other than the Class A-P  Certificates,  will bear the entire  amount of losses  that are not  allocated  to the
Class M  Certificates  and  Class B  Certificates,  other  than the  amount  allocable  to the  Class  A-P
Certificates,  which losses will be  allocated  among all classes of Senior  Certificates,  other than the
Class A-P Certificates, as described in this prospectus supplement.

     Because the Class A-P Certificates  are entitled to receive in connection with the Final  Disposition of a  Discount  Mortgage  Loan,  on any  distribution  date,  an  amount  equal to all  unpaid  Class  A-P
Collection  Shortfalls  to the  extent  of  Eligible  Funds  on  that  distribution  date,  shortfalls  in distributions  of principal  on any class of Class M  Certificates  could occur under some  circumstances, even if that class is not the most subordinate  class of certificates  then outstanding with a Certificate
Principal Balance greater than zero.

     Any Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary
Losses or other  losses of a type not covered by  subordination  on  Non-Discount  Mortgage  Loans will be allocated  on a pro rata basis  among the  Senior  Certificates,  other  than the Class A-P  Certificates,
Class  M  Certificates  and  Class  B  Certificates.  Any  Realized  Losses  so  allocated  to the  Senior
Certificates  or Class M Certificates  will be allocated  without  priority  among the various  classes of
Senior  Certificates,  other  than the Class A-P  Certificates,  or Class M  Certificates.  The  principal portion of these losses on Discount  Mortgage Loans will be allocated to the Class A-P  Certificates in an amount equal to their related  Discount  Fraction,  and the  remainder of the losses on Discount  Mortgage
Loans will be allocated among the remaining certificates on a pro rata basis.

     An  allocation  of a Realized  Loss on a "pro rata basis" among two or more  classes of  certificates means  an  allocation  to each of those  classes  of  certificates  on the  basis of its then  outstanding
Certificate  Principal  Balance prior to giving effect to  distributions  to be made on that  distribution date in the case of an  allocation of the  principal  portion of a Realized  Loss, or based on the Accrued
Certificate  Interest  thereon in respect of that  distribution  date in the case of an  allocation of the interest portion of a Realized Loss.

     In order to maximize the  likelihood  of  distribution  in full of the Senior  Interest  Distribution
Amount,  Class A-P  Principal  Distribution  Amount  and Senior  Principal  Distribution  Amount,  on each distribution  date,  holders  of  Senior  Certificates  have a right  to  distributions  of the  Available
Distribution  Amount  that is prior to the rights of the holders of the Class M  Certificates  and Class B
Certificates,  to the extent  necessary  to satisfy the Senior  Interest  Distribution  Amount,  Class A-P
Principal  Distribution Amount and Senior Principal Distribution Amount.  Similarly,  holders of the Class
M Certificates have a right to distributions of the Available  Distribution  Amount prior to the rights of holders  of the  Class B  Certificates  and  holders  of any  class of Class M  Certificates  with a lower payment priority.

     The  application  of the Senior  Accelerated  Distribution  Percentage,  when it  exceeds  the Senior
Percentage,  to determine the Senior  Principal  Distribution  Amount will accelerate the  amortization of the Senior  Certificates,  other than the Class A-P Certificates,  in the aggregate relative to the actual amortization of the mortgage  loans.  The Class A-P  Certificates  will not receive more than the Discount
Fraction of any unscheduled  payment  relating to a Discount  Mortgage Loan. To the extent that the Senior
Certificates  in the  aggregate,  other than the Class A-P  Certificates,  are  amortized  faster than the mortgage loans, in the absence of offsetting  Realized  Losses  allocated to the Class M Certificates  and
Class B Certificates,  the percentage  interest evidenced by the Senior  Certificates in the trust will be decreased,  with a corresponding  increase in the interest in the trust evidenced by the Class M and Class
B Certificates,  thereby increasing,  relative to their respective  Certificate  Principal  Balances,  the subordination  afforded  the Senior  Certificates  by the Class M  Certificates  and Class B  Certificates
collectively.  In  addition,  if losses  on the  mortgage  loans  exceed  the  amounts  described  in this prospectus  supplement under "—Principal  Distributions on the Senior  Certificates," a greater percentage of full and partial mortgagor  prepayments will be allocated to the Senior  Certificates in the aggregate, other  than the Class A-P  Certificates,  than  would  otherwise  be the case,  thereby  accelerating  the amortization of the Senior Certificates relative to the Class M and Class B Certificates.

     The  priority of  payments,  including  principal  prepayments,  among the Class M  Certificates,  as described  in this  prospectus  supplement,  also has the effect  during some  periods,  in the absence of losses,  of decreasing  the  percentage  interest  evidenced by any class of Class M  Certificates  with a higher  payment  priority,  thereby  increasing,  relative  to  its  Certificate  Principal  Balance,  the subordination  afforded  to that class of the Class M  Certificates  by the Class B  Certificates  and any
class of Class M Certificates with a lower payment priority.

     The Special  Hazard Amount shall  initially be equal to $7,070,337.  As of any date of  determination following the cut-off date, the Special Hazard Amount shall equal  $7,070,337  less the sum of any amounts allocated  through  subordination  relating to Special  Hazard  Losses.  In addition,  the Special  Hazard
Amount will be further reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding principal balance of the mortgage loans.

     The Fraud Loss  Amount  shall  initially  be equal to  $21,211,012.  The Fraud Loss  Amount  shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling and servicing  agreement.  After the first five years  after the closing  date,  the Fraud Loss Amount will be zero.

     The Bankruptcy  Amount will  initially be equal to $272,205.  As of any date of  determination  prior to the first  anniversary of the cut-off date,  the Bankruptcy  Amount will equal $272,205 less the sum of any amounts  allocated through  subordination for such losses up to such date of determination.  As of any date of  determination on or after the first  anniversary of the cut-off date, the Bankruptcy  Amount will equal the  excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount as of the  business  day next preceding the most recent  anniversary  of the cut-off date and (b) an amount  calculated  under the terms of the pooling and servicing  agreement,  which amount as  calculated  will provide for a reduction in the
Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses  allocated solely to the Class M
Certificates or Class B Certificates through subordination since that anniversary.

     Notwithstanding  the foregoing,  the provisions  relating to subordination  will not be applicable in connection  with a  Bankruptcy  Loss so long as the master  servicer  has  notified the trustee in writing that:

         o    the master  servicer is diligently  pursuing any remedies that may exist in connection  with the representations and warranties made regarding the related mortgage loan; and

         o    either:

              o   the related mortgage loan is not in default with regard to payments due thereunder; or

              o   delinquent  payments of principal and interest  under the related  mortgage loan and any premiums on any  applicable  standard  hazard  insurance  policy and any related  escrow payments  relating to that  mortgage  loan are being  advanced on a current basis by the master servicer or a subservicer.

     The  Special  Hazard  Amount,  Fraud Loss  Amount  and  Bankruptcy  Amount may be further  reduced as described in the prospectus under "Subordination."